Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated April 14, 2005 relating to the consolidated financial statements and financial statement schedule of Cotelligent, Inc., which appears in Registration Statement No. 333-128161. We also consent to the references to us under the headings “Experts” and “Selected Consolidated Financial Data” in such Registration Statement.

/s/ Rowbotham and Company LLP

San Francisco, California

November 17, 2005